EXHIBIT 10.7

Second Amendment to
Continental Airlines, Inc. Officer Retention and Incentive Award Program

This Amendment (this "Amendment") to the Continental Airlines, Inc. Officer Retention and Incentive Award Program (as amended and restated through August 10, 2001, and as further amended on March 12, 2004) (the "Program") is dated as of February 11, 2005 and has been adopted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company"), on February 11, 2005.

1. Pursuant to Section 7.2 of the Program (which provides for amendments to the Program), the Program is hereby amended by adding the following to the end of Section 4.1 of the Program:

"Notwithstanding any provision in the Program to the contrary (including, without limitation, the provisions of Section 4.4), but subject to the provisions of Sections 7.2(b) and 4.5, no Awards shall be granted with respect to Investments that become subject to the Program after December 31, 2004 until such time, if any, as the Program is amended to comply with the requirements of Section 409A of the Code."

2. The Program, as amended by this Amendment, shall continue in full force and effect with respect to all Awards made thereunder.

3. Capitalized terms used in this Amendment without definition are defined in the Program and are used in this Amendment with the same meanings as in the Program.

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Company as of February 11, 2005.

CONTINENTAL AIRLINES, INC.

By: /s/ Michael P. Bonds Michael P. Bonds

Vice President - Human Resources